Sales Report:Supplement No. 7 dated Aug 01, 2011 to Prospectus dated Jul 14, 2011
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Sales Report supplements the prospectus dated Jul 14, 2011 and provides information about each series of Borrower Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Sales Report supplement together with the prospectus dated Jul 14, 2011 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
We have sold the following series of Notes:
Borrower Payment Dependent Notes Series 490727
This series of Notes was issued and sold upon the funding of the borrower loan #51945, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$2,500.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	11.20%	Listing Start date:	Jul-28-2011
Term:	36 months			Listing End date:	Jul-29-2011

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$102.05

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-1996	Debt/Income ratio:	16%
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	2y 9m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,590	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	mighty-money7	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for rental property expense
Purpose of loan:
This loan will be used to cover rental property repairs, marketing fees and loss of two months rent due to time spent finding a new tenant.

My financial situation:
I am a good candidate for this loan because I have a high monthly net income and can make the small payments with ease, so investors don't have to be concerned about the security of their cash flow or risk of default.

Monthly net income: $
7,100

Monthly expenses: $
??Housing: $1,850

??Insurance: $0

??Car expenses: $0

??Utilities: $60

??Phone, cable, internet: $200

??Food, entertainment: $300

??Clothing, household expenses $200

??Credit cards and other loans: $750

??Other expenses: $1000 (child care)
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

janeybooboo	$50.00	7/28/2011 9:25:46 AM
favorite-commerce	$50.00	7/28/2011 9:58:46 AM
Investor_DP	$100.00	7/28/2011 9:03:08 AM
reflective-rupee	$200.09	7/28/2011 9:13:29 AM
profit-powerplant	$25.00	7/28/2011 9:15:45 AM
CA-Lender	$75.07	7/28/2011 9:52:02 AM
janeybooboo	$100.00	7/28/2011 9:25:39 AM
JustMee	$25.00	7/28/2011 11:52:40 AM
newest-generous-income	$25.00	7/28/2011 2:24:04 PM
SolarMoonshine	$25.00	7/28/2011 3:39:30 PM
return-enthusiast1	$25.00	7/28/2011 1:07:11 PM
Bocephus1959	$250.00	7/28/2011 5:03:10 PM
1stBankAndHal	$25.14	7/28/2011 7:00:18 PM
glimmering-funds2	$25.00	7/28/2011 2:12:59 PM
nickel-launcher	$25.00	7/28/2011 2:24:12 PM
exciting-fairness	$200.00	7/28/2011 7:40:13 PM
DasMula	$25.00	7/28/2011 10:57:33 PM
Dubbs360	$100.00	7/28/2011 6:51:31 PM
lendstats_com	$200.00	7/28/2011 5:15:08 PM
loanman2007	$125.00	7/28/2011 6:54:08 PM
entertaining-greenback2	$25.00	7/28/2011 7:36:05 PM
leball	$50.00	7/28/2011 9:42:12 PM
ethical-income2	$25.00	7/28/2011 7:00:43 PM
five-star-note	$75.00	7/29/2011 6:46:24 AM
stepatatime-together	$100.00	7/28/2011 11:39:23 PM
InChicago	$100.00	7/29/2011 6:53:49 AM
wild-orange	$50.00	7/29/2011 1:39:06 AM
SkyLoan	$26.14	7/28/2011 9:03:44 PM
golffish2	$25.00	7/29/2011 4:14:42 AM
grampy48	$25.00	7/29/2011 4:27:36 AM
yf99yz	$40.00	7/28/2011 9:18:35 PM
jkeller4000	$25.00	7/29/2011 6:19:33 AM
Iwillhuntyoudown	$25.00	7/28/2011 11:34:24 PM
treasure-hunter270	$25.00	7/29/2011 6:41:40 AM
Kash2010lu	$25.00	7/29/2011 6:46:55 AM
rupee-universe	$25.00	7/29/2011 12:59:32 AM
fishcreek	$40.00	7/29/2011 1:37:37 AM
golffish2	$25.00	7/29/2011 4:25:31 AM
palace2	$193.56	7/29/2011 6:57:18 AM
39 Investments
Borrower Payment Dependent Notes Series 516855
This series of Notes was issued and sold upon the funding of the borrower loan #51931, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	11.20%	Listing Start date:	Jul-18-2011
Term:	36 months			Listing End date:	Jul-29-2011

Lender yield:	25.99%	Borrower rate/APR:	26.99% / 30.53%	Monthly payment:	$163.28

Lender servicing fee:	1.00%	Effective Yield*:	25.34%
		Estimated return*:	14.14%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Aug-2005	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Not employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	8	Stated income:	Not employed
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,115
Delinquencies in last 7y:	0	Bankcard utilization:	84%
		Homeownership:	No
Screen name:	newest-value-happiness	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Education/Post Undergraduate Loan
Purpose of loan:
This loan will be used to finance my education expenses to become an actuary.

My financial situation:
I am a good candidate for this loan because I have yet to default on any obligations to date.

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

profit-powerplant	$25.00	7/18/2011 9:25:50 AM
pearl13	$50.00	7/18/2011 1:22:35 PM
jkeller4000	$25.00	7/18/2011 2:45:26 PM
diligent-peace9	$50.00	7/18/2011 5:27:46 PM
villagers	$25.00	7/18/2011 6:14:47 PM
Investor_DP	$100.00	7/18/2011 8:18:48 PM
simplelender80	$100.00	7/19/2011 9:08:44 AM
diplomatic-wealth7	$25.00	7/19/2011 4:00:08 PM
kulender	$100.00	7/19/2011 6:32:47 PM
Investoman	$75.00	7/19/2011 7:06:42 PM
stepatatime-together	$100.00	7/20/2011 2:31:45 PM
revenue-achievement	$25.00	7/21/2011 12:14:56 AM
Dubbs360	$25.00	7/21/2011 12:02:24 AM
tech310	$50.00	7/21/2011 8:46:10 PM
Jack55304	$300.00	7/22/2011 9:55:25 PM
fallentimbers	$25.00	7/23/2011 5:35:43 AM
TennSquire	$25.00	7/23/2011 10:50:53 AM
Kaj	$35.00	7/24/2011 2:17:42 PM
greenback-seagull2	$100.00	7/25/2011 10:34:33 AM
red-power-pecan	$50.00	7/25/2011 6:08:52 PM
gotjack	$25.00	7/26/2011 1:24:19 AM
economy-coup	$100.00	7/25/2011 8:54:23 PM
enchanted-diversification496	$25.00	7/26/2011 2:44:59 PM
five-star-justice	$25.00	7/26/2011 1:45:56 PM
SNH	$25.00	7/26/2011 2:11:37 PM
ramsba	$50.00	7/26/2011 3:40:03 PM
golden-velocity9	$25.00	7/26/2011 6:25:09 PM
BankofRon	$25.00	7/26/2011 7:21:48 PM
Weaverville	$25.00	7/26/2011 7:21:51 PM
glenium	$25.00	7/27/2011 2:44:58 AM
treasure-bliss	$25.00	7/27/2011 5:37:28 AM
antlr	$50.00	7/27/2011 7:49:59 AM
orange-preeminant-bill	$50.00	7/27/2011 9:17:18 AM
return-enthusiast1	$50.00	7/27/2011 7:09:28 AM
finance-mushroom	$150.00	7/27/2011 1:33:18 PM
dedicated-transaction796	$50.00	7/27/2011 9:14:17 AM
awesome-yield7	$25.00	7/27/2011 10:29:46 AM
wwwUniversal	$25.00	7/27/2011 5:12:00 PM
important-openness1	$100.00	7/27/2011 12:32:34 PM
wise-deal-panda	$25.00	7/27/2011 6:58:50 PM
speedy-point	$25.00	7/27/2011 4:32:55 PM
ingenious-deal6	$25.00	7/27/2011 9:12:13 PM
radforj22	$25.00	7/27/2011 8:25:49 PM
best-charming-leverage	$50.00	7/27/2011 9:33:26 PM
ommcd	$25.00	7/27/2011 10:02:05 PM
jjswanso	$25.00	7/28/2011 5:34:33 AM
britgsb	$50.00	7/28/2011 8:31:09 AM
finance-magma7	$25.00	7/28/2011 8:34:19 AM
Green-Baron	$160.75	7/28/2011 9:52:58 AM
desertoasis	$25.00	7/28/2011 9:03:53 AM
agile-fund3	$25.00	7/28/2011 9:50:09 AM
glimmering-funds2	$25.00	7/28/2011 2:12:50 PM
GCInvestments	$25.00	7/28/2011 4:06:53 PM
davisfl	$25.00	7/28/2011 12:01:47 PM
robocop	$25.00	7/28/2011 5:28:53 PM
treasure-hunter270	$25.00	7/28/2011 6:21:28 PM
copper	$50.00	7/28/2011 1:26:49 PM
the-profit-oracle	$25.00	7/28/2011 6:52:18 PM
Bocephus1959	$50.00	7/28/2011 4:51:03 PM
likeable-hope	$25.00	7/28/2011 2:50:38 PM
Iwillhuntyoudown	$25.00	7/28/2011 11:24:00 PM
handshake5	$100.00	7/29/2011 1:07:06 AM
Red_b17	$50.00	7/28/2011 7:08:34 PM
falcon88dp	$25.00	7/28/2011 7:37:23 PM
Nickle-Back	$118.98	7/28/2011 11:47:26 PM
coin-sphinx4	$25.27	7/29/2011 7:28:02 AM
return-rocket9	$25.00	7/29/2011 7:38:29 AM
Bob450	$10.00	7/29/2011 7:51:24 AM
floridass	$25.00	7/29/2011 5:11:05 AM
suave-dime6	$25.00	7/29/2011 5:33:31 AM
Kwekoolio	$500.00	7/28/2011 10:49:53 PM
irrelevant	$25.00	7/29/2011 6:29:12 AM
tzvie	$25.00	7/29/2011 7:43:41 AM
coin-investor	$25.00	7/29/2011 4:34:22 AM
Palacios	$25.00	7/29/2011 6:37:31 AM
Eric_Gagne	$25.00	7/29/2011 7:44:21 AM
76 Investments
Borrower Payment Dependent Notes Series 516873
This series of Notes was issued and sold upon the funding of the borrower loan #51928, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$13,000.00	Prosper Rating:	B	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	5.95%	Listing Start date:	Jul-18-2011
Term:	60 months			Listing End date:	Jul-29-2011

Lender yield:	17.99%	Borrower rate/APR:	18.99% / 20.44%	Monthly payment:	$337.16

Lender servicing fee:	1.00%	Effective Yield*:	17.68%
		Estimated return*:	11.73%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Feb-1996	Debt/Income ratio:	15%
Credit score:	680-699 (Jun-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 3	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,518	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	3	Bankcard utilization:	84%
		Homeownership:	Yes
Screen name:	green-ore-shakespeare	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My Chance to help myself and others
Purpose of loan:
This loan will be used to consolidate debts and get rid of my credit cards.

My financial situation:
I am a good candidate for this loan because I am a very responsible person who always pays her bills. I had a 750 credit score until an unforseen error that cost me everything. I plan to get back up there and maybe even beyond that. I rented out my house and moved in with my sister so that I could not only help her by paying her rent, but also help myself save some money. When I am debt free, I plan to help others do the same. Thank you for helping me.

Monthly net income: $5000
Monthly expenses: $500
Housing: $750
Insurance: $100
Car expenses: $100
Utilities: $0
Phone, cable, internet: $150
Food, entertainment: $200
Clothing, household expenses: $200
Credit cards and other loans: $500
Other expenses: $140
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

adamnash	$25.00	7/18/2011 9:09:45 AM
janeybooboo	$26.00	7/18/2011 9:23:22 AM
successful-agreement7	$100.00	7/18/2011 2:58:10 PM
indomitable-coin	$25.00	7/18/2011 4:28:26 PM
availableloan	$25.00	7/18/2011 5:01:53 PM
lasalsa03	$25.00	7/18/2011 5:25:19 PM
Investor_DP	$100.00	7/18/2011 8:18:50 PM
fortytwo	$100.00	7/18/2011 11:08:53 PM
pnace	$40.00	7/19/2011 10:46:08 AM
econgineer	$50.00	7/19/2011 2:21:07 PM
pearl13	$100.00	7/19/2011 3:57:26 PM
hostbank	$250.00	7/19/2011 8:04:13 PM
stepatatime-together	$100.00	7/20/2011 2:34:03 PM
CaptainBL	$50.00	7/20/2011 7:16:21 PM
jubilant-trade6	$25.00	7/20/2011 6:52:06 PM
dayahn	$25.00	7/21/2011 3:19:19 PM
tech310	$50.00	7/21/2011 8:51:24 PM
wwialnlgy	$100.00	7/22/2011 5:08:07 PM
BxRealtor	$25.00	7/22/2011 5:52:07 PM
ramsba	$50.00	7/23/2011 9:55:39 AM
Peterman	$25.00	7/23/2011 10:20:51 AM
TennSquire	$25.00	7/23/2011 10:50:53 AM
nickel-ferret	$50.00	7/23/2011 4:48:29 PM
HamachiMan	$50.00	7/23/2011 4:18:07 PM
inspired-investment8	$100.00	7/24/2011 9:38:41 PM
Astyanax	$100.00	7/25/2011 4:09:19 PM
itskarma	$25.25	7/25/2011 5:16:12 PM
bold-basis-supernova	$25.00	7/25/2011 4:39:51 PM
PleaseDontDefault	$50.00	7/25/2011 6:12:57 PM
newest-attractive-funds	$25.00	7/25/2011 7:08:02 PM
Dazz2061	$50.00	7/25/2011 5:08:57 PM
ferocious-exchange3	$25.00	7/25/2011 8:44:15 PM
radforj22	$25.00	7/25/2011 5:28:29 PM
regahj99	$25.00	7/25/2011 9:06:17 PM
SolarMoonshine	$25.00	7/25/2011 5:12:38 PM
kenji4861	$25.00	7/25/2011 11:45:33 PM
interstellar	$75.00	7/25/2011 6:10:01 PM
GCInvestments	$25.00	7/25/2011 7:05:32 PM
penny-champ5	$25.00	7/25/2011 9:21:07 PM
enchanted-truth264	$25.00	7/25/2011 7:18:13 PM
newest-attractive-funds	$25.00	7/25/2011 7:28:32 PM
diversification-medalist	$50.00	7/25/2011 8:15:46 PM
forceful-duty178	$200.00	7/25/2011 9:15:53 PM
Natronpee	$100.00	7/26/2011 1:52:52 PM
sgt-schultz	$75.00	7/26/2011 12:11:04 PM
SNH	$100.00	7/26/2011 2:07:01 PM
rate-american	$100.00	7/26/2011 10:17:47 AM
fortytwo	$200.00	7/26/2011 2:42:44 PM
competent-commitment1	$50.00	7/26/2011 3:03:16 PM
adventurous-commerce	$25.00	7/26/2011 3:32:57 PM
Leopoldine	$25.00	7/26/2011 2:40:18 PM
MadHun	$100.00	7/26/2011 4:11:43 PM
market-pudding	$25.00	7/26/2011 1:30:42 PM
five-star-justice	$25.00	7/26/2011 1:42:28 PM
Techne_Funds_LLC	$25.00	7/26/2011 2:47:13 PM
compoundinterest	$50.00	7/26/2011 3:22:34 PM
1randyp	$100.00	7/26/2011 6:16:05 PM
Kaj	$50.00	7/26/2011 5:02:39 PM
Veets	$25.00	7/26/2011 4:32:28 PM
TakeCare	$25.00	7/26/2011 8:35:02 PM
dhkny5	$38.77	7/26/2011 6:21:07 PM
selector568	$300.00	7/26/2011 5:02:39 PM
head	$25.00	7/26/2011 9:24:39 PM
industrious-currency	$26.14	7/26/2011 7:40:55 PM
income-awakening6	$25.00	7/26/2011 5:55:47 PM
CreditBuilder2	$100.00	7/26/2011 11:07:28 PM
Aleut	$50.00	7/26/2011 6:46:18 PM
important-ore	$200.00	7/26/2011 6:53:46 PM
janeybooboo	$37.00	7/27/2011 4:48:20 AM
janeybooboo	$37.00	7/27/2011 4:48:27 AM
digitaldan	$30.00	7/26/2011 10:58:20 PM
credit-kahuna	$50.00	7/27/2011 12:11:35 AM
kulender	$100.00	7/27/2011 5:56:52 AM
deal-gazer	$400.00	7/27/2011 1:14:02 AM
ddog0224	$25.00	7/27/2011 1:22:20 AM
britgsb	$100.00	7/26/2011 10:09:26 PM
intuitive-worth7	$40.00	7/27/2011 7:15:30 AM
calmfunds	$500.00	7/27/2011 7:17:12 AM
Chervianne	$50.00	7/27/2011 7:26:27 AM
Isanpankki	$100.00	7/27/2011 8:04:54 AM
manatee21	$50.00	7/27/2011 8:27:37 AM
marwadi-62	$100.00	7/27/2011 8:50:05 AM
GElender	$50.00	7/27/2011 5:49:35 AM
aznatama	$50.00	7/27/2011 6:11:26 AM
reward-walnut	$50.00	7/27/2011 9:41:01 AM
Ananya	$25.00	7/27/2011 9:46:35 AM
reflective-greenback1	$50.00	7/27/2011 6:41:25 AM
nickel-synapse	$25.00	7/27/2011 6:41:44 AM
One-ninety-three	$25.00	7/27/2011 9:10:02 AM
moola-monger9	$50.00	7/27/2011 10:15:26 AM
basis-wizard8	$50.00	7/27/2011 10:27:58 AM
dedicated-diversification5	$30.95	7/27/2011 10:35:50 AM
Oak-Parker	$25.00	7/27/2011 11:01:09 AM
Preferred-Lender	$25.00	7/27/2011 8:57:26 AM
nonukem	$25.00	7/27/2011 11:47:51 AM
worldly-gold	$75.00	7/27/2011 10:02:22 AM
reflective-economy1	$75.00	7/27/2011 10:43:05 AM
Edwardtomo	$75.00	7/27/2011 10:47:11 AM
basis-hero8	$25.00	7/27/2011 10:52:42 AM
kinetic-openness0	$25.00	7/27/2011 9:31:56 AM
borrowmine	$25.00	7/27/2011 12:20:16 PM
E-B	$50.00	7/27/2011 9:52:47 AM
the-serene-transaction	$25.00	7/27/2011 10:04:23 AM
jazzlender	$50.00	7/27/2011 2:01:13 PM
PAULBOT	$310.03	7/27/2011 2:29:03 PM
damage	$25.00	7/27/2011 10:50:47 AM
Isaac007	$35.00	7/27/2011 11:15:31 AM
delicious-cash	$25.00	7/27/2011 11:19:26 AM
brightest-benjamins-onator	$25.00	7/27/2011 3:55:47 PM
rapid-wampum5	$78.57	7/27/2011 1:43:26 PM
Christus_Victor	$25.00	7/27/2011 2:34:30 PM
orgy63	$25.00	7/27/2011 5:19:36 PM
integrity-doctor	$100.00	7/27/2011 2:43:24 PM
transparency-baton	$25.00	7/27/2011 4:05:11 PM
jescowa	$25.00	7/27/2011 6:12:06 PM
wise-deal-panda	$50.00	7/27/2011 6:41:56 PM
ckatak	$50.00	7/27/2011 7:20:09 PM
Dubbs360	$100.00	7/27/2011 6:28:26 PM
ingenious-deal6	$25.00	7/27/2011 9:12:13 PM
Weaverville	$50.00	7/27/2011 9:13:46 PM
EngineersAlliance	$50.00	7/28/2011 6:36:13 AM
DasMula	$27.00	7/27/2011 10:47:38 PM
Kame	$25.00	7/28/2011 4:05:18 AM
peace-flower9	$25.00	7/28/2011 11:19:17 AM
nalaari	$30.00	7/28/2011 12:01:47 PM
contract-shakespeare	$100.00	7/28/2011 12:34:58 PM
grampy48	$25.00	7/28/2011 1:05:45 PM
nickel-ferret	$50.00	7/28/2011 10:54:07 AM
himanshuko	$25.00	7/28/2011 1:08:41 PM
organized-payment6	$50.00	7/28/2011 1:16:28 PM
UTVolunteer	$200.00	7/28/2011 2:24:42 PM
green-inventive-kindness	$56.06	7/28/2011 3:08:15 PM
gentle-gain235	$200.00	7/28/2011 11:20:43 AM
finance-symphony7	$41.09	7/28/2011 3:33:08 PM
pound-balancer	$100.00	7/28/2011 3:42:23 PM
gracej	$25.00	7/28/2011 11:54:02 AM
fragonardlives	$25.00	7/28/2011 4:44:40 PM
astute-investment5	$25.00	7/28/2011 1:17:44 PM
Bob450	$25.00	7/28/2011 12:51:30 PM
unafraid-loan5	$25.00	7/28/2011 12:51:32 PM
reflective-rupee	$25.09	7/28/2011 2:08:03 PM
velocity-motivator6	$46.00	7/28/2011 5:56:49 PM
julijask	$45.00	7/28/2011 5:57:42 PM
amra	$25.00	7/28/2011 6:09:08 PM
Veets	$125.00	7/28/2011 2:41:58 PM
shawnw2	$50.00	7/28/2011 2:52:28 PM
community-bridge	$200.00	7/28/2011 3:10:04 PM
important-diversification620	$25.00	7/28/2011 3:20:16 PM
enthralling-deal180	$25.00	7/28/2011 1:35:14 PM
tender-wealth0	$25.00	7/28/2011 1:37:13 PM
SlowGardener	$50.00	7/28/2011 1:59:00 PM
damanq	$25.00	7/28/2011 4:41:50 PM
PropertyInvest	$25.00	7/28/2011 4:47:20 PM
Princehaha	$50.00	7/28/2011 4:57:35 PM
enchanted-truth264	$25.00	7/28/2011 2:27:00 PM
john2218	$25.00	7/28/2011 5:02:26 PM
unafraid-return496	$50.00	7/28/2011 3:43:19 PM
lsx7	$25.00	7/28/2011 8:54:28 PM
afterhours	$25.00	7/28/2011 9:46:29 PM
ethical-income2	$25.00	7/28/2011 6:40:49 PM
coin-amigo	$30.26	7/28/2011 6:48:42 PM
YosemiteSam	$25.00	7/28/2011 10:28:46 PM
platinum-czar	$33.69	7/28/2011 5:38:34 PM
Solid-Platinum	$25.00	7/28/2011 11:43:18 PM
uarewhatuthink	$54.06	7/28/2011 5:44:12 PM
elloboverde	$25.00	7/29/2011 12:00:00 AM
mammalian4	$25.00	7/28/2011 5:48:16 PM
market-genome7	$25.00	7/29/2011 1:06:19 AM
treasure-hunter270	$25.00	7/28/2011 6:04:35 PM
und-alum	$69.94	7/28/2011 7:52:12 PM
producer553	$25.00	7/28/2011 8:22:48 PM
jms1983	$25.00	7/29/2011 3:54:25 AM
DreDub	$50.00	7/29/2011 5:02:31 AM
SDD123	$25.00	7/29/2011 5:25:44 AM
leverage-galleon	$25.00	7/28/2011 9:39:59 PM
wild_carrot	$25.00	7/28/2011 7:07:13 PM
dollymama	$25.00	7/29/2011 6:15:11 AM
Red_b17	$50.00	7/28/2011 7:08:34 PM
KDW08	$25.00	7/29/2011 6:26:24 AM
Palacios	$100.00	7/29/2011 6:27:51 AM
nickel_finder	$25.00	7/28/2011 10:43:28 PM
FLSmooth	$50.00	7/28/2011 7:22:06 PM
brightest-affluence-motivator	$50.00	7/29/2011 6:45:34 AM
emphatic-responsibility	$50.00	7/28/2011 11:52:03 PM
supreme-hope	$25.00	7/28/2011 8:07:08 PM
leverage-monger	$25.00	7/29/2011 7:04:28 AM
terrific-return	$30.24	7/28/2011 8:18:13 PM
prominence8	$25.00	7/28/2011 8:42:59 PM
brondero	$65.00	7/29/2011 1:09:46 AM
aztocas	$25.00	7/28/2011 8:51:17 PM
RoyFauntleroy	$50.00	7/28/2011 8:52:49 PM
sri59	$100.00	7/29/2011 3:32:31 AM
engbusres	$38.00	7/28/2011 9:04:26 PM
Ambassador	$50.00	7/29/2011 4:20:53 AM
order-supernova6	$100.00	7/28/2011 10:20:37 PM
helpinghand105	$50.00	7/29/2011 5:27:38 AM
Hexnut	$50.00	7/28/2011 10:25:12 PM
wealth-tremolo7	$500.00	7/29/2011 5:36:29 AM
loot-keeper0	$25.00	7/28/2011 10:47:30 PM
Kwekoolio	$500.00	7/28/2011 10:50:43 PM
AsianDragon	$25.00	7/28/2011 10:52:07 PM
friendly-principal76	$25.00	7/29/2011 6:23:54 AM
gslinv	$75.00	7/29/2011 6:40:38 AM
Smallbear	$25.00	7/29/2011 6:51:45 AM
heerzaquestion	$30.00	7/29/2011 6:54:57 AM
velocity-solo	$30.00	7/29/2011 1:07:03 AM
BigBag	$27.86	7/29/2011 7:12:44 AM
TBONE2008	$100.00	7/29/2011 3:01:25 AM
tomdooley12520	$25.00	7/29/2011 3:59:34 AM
joshua2001	$25.00	7/29/2011 4:39:00 AM
Mindful7	$25.00	7/29/2011 5:51:00 AM
thesage	$50.00	7/29/2011 5:59:00 AM
flexible-duty3	$25.00	7/29/2011 6:10:24 AM
credit-birch	$66.00	7/29/2011 6:12:35 AM
rajs	$100.00	7/29/2011 7:08:19 AM
Veltliner	$25.00	7/29/2011 7:08:31 AM
216 Investments
Borrower Payment Dependent Notes Series 517036
This series of Notes was issued and sold upon the funding of the borrower loan #51869, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	Jul-27-2011
Term:	36 months			Listing End date:	Jul-28-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Feb-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	840-859 (Jul-2011)	Inquiries last 6m:	2	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	7y 6m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$800	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	5%
		Homeownership:	Yes
Screen name:	priceless-vigilance8	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Loan
Purpose of loan:
This loan will be used to...
Improve my home! Please help!

My financial situation:
I am a good candidate for this loan because...
I always make my payments on time.

Monthly net income: $ 9000.00
Monthly expenses: $1,500.00
Housing: $2,000.00
Insurance: $175.00
Car expenses: $300.00
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

Investor_DP	$100.00	7/27/2011 5:03:23 PM
DHolly	$25.00	7/27/2011 5:04:28 PM
CA-Lender	$150.07	7/27/2011 7:56:24 PM
wise-deal-panda	$25.00	7/27/2011 6:59:51 PM
reflective-rupee	$1,000.09	7/27/2011 7:42:16 PM
cash-reaction2	$50.00	7/27/2011 7:42:36 PM
ddoneday	$25.00	7/27/2011 7:44:08 PM
alexgalt	$25.00	7/27/2011 8:00:56 PM
blitzen40	$25.00	7/27/2011 9:03:32 PM
SeeksValue	$25.00	7/27/2011 9:21:36 PM
dynrep	$500.00	7/27/2011 7:47:50 PM
golffish2	$50.00	7/28/2011 4:12:22 AM
DasMula	$36.44	7/27/2011 11:04:49 PM
AlternativeCashFlow	$25.80	7/28/2011 12:48:06 AM
principal-star	$50.00	7/27/2011 8:45:31 PM
goodhearted-generosity511	$100.00	7/28/2011 3:49:59 AM
economy-huckleberry0	$25.00	7/28/2011 7:38:40 AM
loanman2007	$125.00	7/28/2011 4:37:34 AM
loanman2007	$50.00	7/28/2011 4:38:00 AM
britgsb	$50.00	7/28/2011 8:31:12 AM
transformer855	$25.00	7/28/2011 8:56:07 AM
restless-dime	$200.00	7/28/2011 7:00:37 AM
top-courteous-peso	$50.00	7/28/2011 9:03:47 AM
jkeller4000	$25.00	7/28/2011 3:22:54 AM
five-star-note	$150.00	7/28/2011 4:30:30 AM
taetrade	$25.00	7/28/2011 6:40:11 AM
profit-powerplant	$25.00	7/28/2011 9:15:43 AM
social-hunter5	$50.00	7/28/2011 8:15:56 AM
Wangchuk	$25.01	7/28/2011 11:33:40 AM
investment-artist	$25.00	7/28/2011 9:41:55 AM
Kash2010lu	$25.00	7/28/2011 9:06:31 AM
kind-credit-bear	$25.00	7/28/2011 11:36:44 AM
integrity-electron9	$50.00	7/28/2011 3:26:43 PM
market-pudding	$25.00	7/28/2011 4:33:29 PM
yf99yz	$75.00	7/28/2011 4:52:31 PM
VJ_Financial	$26.02	7/28/2011 1:25:44 PM
riveting-credit5	$500.00	7/28/2011 1:55:55 PM
SolarMoonshine	$25.00	7/28/2011 6:00:58 PM
Dubbs360	$100.00	7/28/2011 6:51:30 PM
Bob450	$25.00	7/28/2011 4:20:33 PM
vutah	$25.00	7/28/2011 5:00:28 PM
5_million	$25.00	7/28/2011 3:04:31 PM
SolarMoonshine	$75.00	7/28/2011 6:01:23 PM
iamdoug	$25.00	7/28/2011 4:13:19 PM
otto1939	$51.00	7/28/2011 5:27:53 PM
lalivn	$35.82	7/28/2011 6:15:02 PM
impala6464	$100.00	7/28/2011 8:53:33 PM
freedom3	$3,224.75	7/28/2011 9:12:24 PM
48 Investments
Borrower Payment Dependent Notes Series 517611
This series of Notes was issued and sold upon the funding of the borrower loan #51939, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	Jul-21-2011
Term:	36 months			Listing End date:	Jul-28-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$326.62

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Nov-1974	Debt/Income ratio:	Not calculated
Credit score:	780-799 (Jul-2011)	Inquiries last 6m:	13	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	19 / 14	Length of status:	27y 6m
Amount delinquent:	$0	Total credit lines:	58	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,281	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	Yes
Screen name:	first-treasure-optimization	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Seeking lower cost debt
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $12,600
Monthly expenses: $
Housing: $2500
Insurance: $250
Car expenses: $50
Utilities: $200
Phone, cable, internet: $125
Food, entertainment: $1,500
Clothing, household expenses: $300
Credit cards and other loans: $5,000
Other expenses: $500
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

tech310	$50.00	7/21/2011 8:47:00 PM
SeeksValue	$50.00	7/21/2011 10:04:28 PM
Investor_DP	$100.00	7/21/2011 10:50:10 PM
stepatatime-together	$100.00	7/22/2011 7:24:29 AM
kind-credit-bear	$25.00	7/22/2011 3:17:15 AM
jkeller4000	$25.00	7/22/2011 3:57:08 AM
social-hunter5	$50.00	7/22/2011 9:05:10 AM
profit-powerplant	$25.00	7/22/2011 9:32:29 AM
reflective-rupee	$200.09	7/22/2011 9:52:34 AM
principal-star	$25.00	7/22/2011 8:09:46 PM
alexgalt	$25.00	7/22/2011 9:01:43 PM
dough-museum1	$25.00	7/22/2011 6:11:52 PM
amusement4	$50.00	7/22/2011 10:38:24 PM
impala6464	$175.00	7/22/2011 9:33:38 PM
Jack55304	$300.00	7/22/2011 9:55:29 PM
fallentimbers	$25.00	7/23/2011 5:46:30 AM
ddoneday	$25.00	7/23/2011 10:09:20 AM
goodhearted-generosity511	$84.46	7/23/2011 11:41:37 AM
dynrep	$25.00	7/23/2011 11:13:43 AM
gold-cluster	$50.00	7/23/2011 8:07:14 PM
integrity-electron9	$50.00	7/24/2011 9:44:50 AM
jpaulnyc	$50.00	7/24/2011 10:01:41 PM
cash-reaction2	$50.00	7/24/2011 5:51:17 PM
AlternativeCashFlow	$25.00	7/25/2011 10:26:06 AM
kulender	$50.00	7/25/2011 10:42:02 AM
simplelender80	$100.00	7/25/2011 9:12:46 AM
alexgalt	$25.00	7/25/2011 9:36:07 AM
economy-coup	$100.00	7/25/2011 8:54:28 PM
riveting-credit5	$200.00	7/25/2011 5:57:16 PM
patriot897	$25.00	7/26/2011 4:29:05 PM
let_me_retire	$100.00	7/26/2011 3:59:42 PM
dynrep	$250.00	7/26/2011 5:22:24 PM
MadHun	$100.00	7/26/2011 4:11:44 PM
adaptable-capital	$250.00	7/26/2011 6:23:33 PM
larryboy10	$25.00	7/26/2011 8:12:14 PM
market-pudding	$25.00	7/26/2011 5:26:04 PM
Legally_Blonde	$26.91	7/26/2011 7:57:31 PM
britgsb	$100.00	7/26/2011 10:15:29 PM
Megaton	$25.00	7/27/2011 5:11:43 AM
restless-dime	$50.00	7/27/2011 7:39:30 AM
VJ_Financial	$26.02	7/27/2011 10:16:57 AM
periko	$50.00	7/27/2011 10:16:18 AM
periko	$37.41	7/27/2011 10:20:15 AM
palace2	$300.00	7/27/2011 9:44:10 AM
finance-mushroom	$150.00	7/27/2011 1:33:26 PM
payout-paddle1	$25.00	7/27/2011 6:40:52 PM
CA-Lender	$25.07	7/27/2011 6:44:45 PM
wise-deal-panda	$25.00	7/27/2011 6:59:06 PM
handy-justice	$100.00	7/27/2011 6:01:23 PM
brightest-dignified-penny	$25.00	7/27/2011 5:11:20 PM
ingenious-deal6	$25.00	7/27/2011 9:15:56 PM
freedom3	$1,000.00	7/27/2011 10:16:23 PM
contract-maracas	$25.00	7/27/2011 11:03:51 PM
top-courteous-peso	$50.00	7/28/2011 9:03:38 AM
Bob450	$25.00	7/28/2011 8:09:12 AM
eronyc	$25.00	7/28/2011 1:39:28 PM
persistent-value188	$25.00	7/28/2011 2:37:45 PM
unafraid-return496	$50.00	7/28/2011 3:43:02 PM
money-baron-roth-IRA	$150.92	7/28/2011 4:02:56 PM
nimble-nickel	$75.00	7/28/2011 4:03:32 PM
fragonardlives	$25.00	7/28/2011 4:45:24 PM
CatbirdBanking	$25.00	7/28/2011 4:56:26 PM
reward-dynamo	$25.00	7/28/2011 5:17:38 PM
treasure-hunter270	$25.00	7/28/2011 6:04:45 PM
enchanted-truth264	$25.00	7/28/2011 2:26:09 PM
MJTimages_com	$69.23	7/28/2011 2:26:22 PM
amra	$25.00	7/28/2011 6:10:03 PM
shawnw2	$50.00	7/28/2011 2:52:11 PM
contract-shakespeare	$100.00	7/28/2011 6:23:35 PM
Rollshaft	$25.00	7/28/2011 3:09:22 PM
vigorous-velocity	$99.74	7/28/2011 6:30:38 PM
ams294	$50.00	7/28/2011 3:13:31 PM
ethical-income2	$25.00	7/28/2011 6:41:28 PM
sweetlan	$50.07	7/28/2011 3:22:38 PM
prudent-gain7	$25.00	7/28/2011 6:49:05 PM
integrity-electron9	$50.00	7/28/2011 3:25:32 PM
taltman	$25.00	7/28/2011 3:26:59 PM
Dubbs360	$100.00	7/28/2011 6:51:16 PM
vishal29	$25.00	7/28/2011 4:21:04 PM
runway3	$30.00	7/28/2011 4:29:03 PM
Bocephus1959	$50.00	7/28/2011 4:47:14 PM
Horse-Lender	$25.80	7/28/2011 2:16:30 PM
money-fort	$30.00	7/28/2011 2:20:26 PM
shrewd-income	$75.00	7/28/2011 5:01:10 PM
shawnw2	$50.00	7/28/2011 2:52:04 PM
moola-pillow	$37.57	7/28/2011 3:21:32 PM
head	$25.00	7/28/2011 8:04:03 PM
spsavage	$8.15	7/28/2011 8:11:21 PM
gain-expert	$50.00	7/28/2011 5:25:04 PM
zx12rider	$25.00	7/28/2011 3:31:40 PM
well-mannered-income3	$25.00	7/28/2011 3:42:57 PM
CACO_Lender	$25.00	7/28/2011 5:55:16 PM
wlm3012	$30.00	7/28/2011 3:52:35 PM
ben10jen	$123.04	7/28/2011 4:01:16 PM
money-baron-roth-IRA	$50.00	7/28/2011 4:02:44 PM
NorthwestLoan1	$125.00	7/28/2011 4:22:30 PM
itskarma	$25.25	7/28/2011 4:58:14 PM
john2218	$25.00	7/28/2011 5:02:14 PM
natural-platinum	$200.00	7/28/2011 7:15:17 PM
mmeyer_jr	$30.00	7/28/2011 7:53:50 PM
red-favorable-basis	$50.00	7/28/2011 8:09:23 PM
Lubava	$50.00	7/28/2011 6:19:51 PM
Cory79	$25.87	7/28/2011 6:38:39 PM
awesome-yield7	$25.00	7/28/2011 6:46:46 PM
ateso	$25.00	7/28/2011 6:48:02 PM
moola-accelerator6	$28.00	7/28/2011 7:31:04 PM
graceful-investment	$86.40	7/28/2011 7:48:05 PM
supreme-hope	$25.00	7/28/2011 8:06:31 PM
108 Investments
Borrower Payment Dependent Notes Series 517943
This series of Notes was issued and sold upon the funding of the borrower loan #51942, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	14.70%	Listing Start date:	Jul-23-2011
Term:	36 months			Listing End date:	Jul-23-2011

Lender yield:	30.99%	Borrower rate/APR:	31.99% / 35.64%	Monthly payment:	$217.74

Lender servicing fee:	1.00%	Effective Yield*:	29.57%
		Estimated return*:	14.87%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1993	Debt/Income ratio:	25%
Credit score:	680-699 (Jul-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	39	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,126	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	6	Bankcard utilization:	14%
		Homeownership:	No
Screen name:	peso-accomplishment	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
birdy
No description was provided by the borrower.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

alexgalt	$25.00	7/23/2011 1:12:01 PM
alexgalt	$25.00	7/23/2011 2:00:02 PM
mpthree	$25.00	7/23/2011 12:06:50 PM
yield-trader	$50.00	7/23/2011 12:06:51 PM
kind-charming-value	$1,000.00	7/23/2011 12:17:24 PM
reflective-rupee	$200.09	7/23/2011 1:29:19 PM
mrxtravis	$25.00	7/23/2011 1:31:52 PM
worth-blanket2	$3,649.91	7/23/2011 3:40:30 PM
8 Investments
Borrower Payment Dependent Notes Series 518377
This series of Notes was issued and sold upon the funding of the borrower loan #51934, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,500.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	13.00%	Listing Start date:	Jul-28-2011
Term:	36 months			Listing End date:	Jul-28-2011

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$322.47

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jan-1995	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Jul-2011)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,566	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	petie3000	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	660-679 (Latest)
Principal borrowed:	$9,500.00	< 31 days late:	0 ( 0% )	720-739 (Sep-2010) 740-759 (Jul-2008)
Principal balance:	$339.28	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Finishing my basement
Purpose of loan: To finish my basement
This loan will be used to...finish a living space in my basement to accomodate a less fortunate relative

My financial situation: My situation is good. I make an excellent income, have great job security, and I'm completly current on all my obligations with no late payments. I also have a perfect payment history with my first prosper loan(which has only one more payment due.) So my ability to pay the loan is excellent.

Monthly net income: $9,000+
Monthly expenses: $
Housing: $3340
Insurance: $170
Car expenses: $550
Utilities: $320
Phone, cable, internet: $210
Food, entertainment: 850
Clothing, household expenses: $120
Credit cards and other loans: $620
Other expenses: $160
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

DHolly	$25.00	7/28/2011 9:01:20 AM
MoneyForNothing	$25.00	7/28/2011 9:02:14 AM
Investor_DP	$100.00	7/28/2011 9:03:26 AM
RoZu_Lending	$277.34	7/28/2011 9:14:37 AM
NekHoldings	$25.00	7/28/2011 9:15:32 AM
profit-powerplant	$25.00	7/28/2011 9:15:46 AM
janeybooboo	$100.00	7/28/2011 9:17:46 AM
CA-Lender	$125.07	7/28/2011 9:50:21 AM
chameleon125	$25.00	7/28/2011 9:51:22 AM
MarvintheMartian	$25.00	7/28/2011 9:53:28 AM
fascinating-generosity3	$210.82	7/28/2011 9:01:52 AM
Feyenoord	$25.00	7/28/2011 9:02:13 AM
golffish2	$50.00	7/28/2011 9:04:01 AM
Kash2010lu	$25.00	7/28/2011 9:04:21 AM
reflective-rupee	$1,000.09	7/28/2011 9:07:51 AM
cashhelp	$50.00	7/28/2011 9:17:27 AM
worldly-investment333	$50.00	7/28/2011 9:43:22 AM
krd_Chicago	$47.00	7/28/2011 9:00:58 AM
investment-artist	$25.01	7/28/2011 9:01:53 AM
golffish2	$50.00	7/28/2011 9:10:29 AM
alexgalt	$25.00	7/28/2011 10:02:59 AM
worth-blanket2	$5,189.67	7/28/2011 10:22:10 AM
22 Investments
Borrower Payment Dependent Notes Series 518484
This series of Notes was issued and sold upon the funding of the borrower loan #51925, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$7,370.00	Prosper Rating:	A	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	3.80%	Listing Start date:	Jul-26-2011
Term:	36 months			Listing End date:	Jul-28-2011

Lender yield:	12.90%	Borrower rate/APR:	13.90% / 16.06%	Monthly payment:	$251.53

Lender servicing fee:	1.00%	Effective Yield*:	12.85%
		Estimated return*:	9.05%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-2000	Debt/Income ratio:	25%
Credit score:	720-739 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 11	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,150	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	39%
		Homeownership:	No
Screen name:	coin-lion5	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Hard working landlady with income!
I am a responsible investment with a long standing history in strong work ethics at my place of employment for nearly 3 years now. ( I've been promoted twice already! ) I love my job and have had opportunities to move into other jobs or positions that make more money, but I know I wouldn't be happy.

This loan is to consolidate my credit card payments for what I spent last year to renovate my father's rental apartment. I rented out this 4-bedroom apt. right away! I have been paying a significant amount back through the rental income - about 75% paid. This is the home stretch!

I just have a few too many small balances right now and would use the cash from Prosper investors ( You!) to directly payoff these higher interest balances. Honestly, I much prefer giving you the return on your investment instead of giving it to the banks.

Your consideration for a solid investment ( Me! ) is greatly appreciated.
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

compoundinterest	$50.00	7/26/2011 5:02:11 PM
MarvintheMartian	$25.00	7/26/2011 5:13:12 PM
77dowplace	$25.00	7/26/2011 7:16:23 PM
Reddy_Capital	$36.00	7/26/2011 9:16:39 PM
janeybooboo	$150.00	7/26/2011 5:37:52 PM
dbs	$25.00	7/26/2011 9:01:04 PM
reflective-greenback1	$50.00	7/27/2011 6:45:28 AM
caring-hope2	$100.00	7/26/2011 9:51:14 PM
indomitable-coin	$25.00	7/27/2011 7:50:09 AM
JustMee	$25.00	7/27/2011 6:00:50 AM
leverage-monger	$25.00	7/27/2011 8:08:46 AM
Dazz2061	$100.00	7/27/2011 7:04:54 AM
mykkai	$25.00	7/27/2011 7:20:17 AM
whitegold24k	$250.00	7/27/2011 4:59:30 PM
orgy63	$25.00	7/27/2011 5:23:55 PM
Leopoldine	$25.05	7/27/2011 6:06:56 PM
SolarMoonshine	$25.00	7/27/2011 5:00:12 PM
loanasauras	$50.00	7/27/2011 6:14:28 PM
Dubbs360	$100.00	7/27/2011 6:29:57 PM
wise-deal-panda	$100.00	7/27/2011 6:46:33 PM
GrowthAspirations	$60.00	7/27/2011 5:35:31 PM
Astyanax	$75.00	7/27/2011 6:10:04 PM
CreditBuilder2	$75.00	7/27/2011 6:46:45 PM
kinetic-openness0	$300.00	7/27/2011 5:34:58 PM
repaymeplease	$62.85	7/27/2011 6:21:39 PM
CreditBuilder2	$124.00	7/27/2011 6:42:24 PM
janeybooboo	$25.00	7/27/2011 7:12:24 PM
SCD	$25.00	7/27/2011 9:32:56 PM
enchanted-truth264	$25.00	7/28/2011 7:53:34 AM
ingenious-deal6	$25.00	7/27/2011 9:13:24 PM
DasMula	$27.00	7/28/2011 8:02:38 AM
Abstract	$50.00	7/28/2011 8:57:04 AM
BankofPete	$40.00	7/28/2011 7:39:17 AM
britgsb	$200.00	7/28/2011 8:28:57 AM
JGONZ13850	$25.00	7/28/2011 8:50:57 AM
cladius67	$400.00	7/28/2011 9:57:33 AM
agalt	$100.00	7/28/2011 10:16:16 AM
don'twannadance	$50.00	7/28/2011 10:31:14 AM
market-genome7	$25.00	7/28/2011 10:38:02 AM
nanaof7	$25.00	7/28/2011 10:47:19 AM
RoyFauntleroy	$50.00	7/28/2011 7:56:17 AM
benefit-persimmon6	$100.00	7/28/2011 8:04:30 AM
rapid-loyalty1	$25.00	7/28/2011 10:01:57 AM
treasure-ace	$35.00	7/28/2011 10:11:19 AM
don'twannadance	$43.00	7/28/2011 10:31:04 AM
gr8heart	$45.00	7/28/2011 10:43:51 AM
pound-balancer	$100.00	7/28/2011 1:09:48 PM
grampy48	$25.00	7/28/2011 1:11:57 PM
BankofBeth	$25.00	7/28/2011 9:24:32 AM
Brown98	$25.00	7/28/2011 9:41:25 AM
engaging-worth	$25.00	7/28/2011 11:26:07 AM
musegaze	$150.00	7/28/2011 9:42:18 AM
Jim33	$25.00	7/28/2011 11:35:08 AM
refined-penny	$25.00	7/28/2011 11:38:00 AM
starry2001	$25.00	7/28/2011 9:58:47 AM
novice-speculator	$25.00	7/28/2011 10:15:12 AM
gentle-gain235	$200.00	7/28/2011 10:20:40 AM
discrete-asset	$25.00	7/28/2011 10:21:43 AM
Jtomtom	$25.00	7/28/2011 10:25:41 AM
cash-turbine1	$27.00	7/28/2011 10:44:38 AM
seabassx	$25.00	7/28/2011 10:44:51 AM
FinanceEngine	$35.00	7/28/2011 10:51:28 AM
SlowGardener	$50.00	7/28/2011 2:35:12 PM
Veets	$250.00	7/28/2011 2:39:32 PM
glimmering-funds2	$50.00	7/28/2011 2:58:27 PM
community-bridge	$300.00	7/28/2011 3:06:56 PM
mnguy8484	$33.21	7/28/2011 3:25:59 PM
finance-symphony7	$50.00	7/28/2011 3:31:58 PM
unafraid-return496	$25.00	7/28/2011 3:43:30 PM
chinolatino	$25.00	7/28/2011 3:55:41 PM
iamdoug	$25.00	7/28/2011 4:11:42 PM
NorthwestLoan1	$100.00	7/28/2011 4:22:55 PM
Bob450	$25.00	7/28/2011 4:22:57 PM
worth-topper4	$25.00	7/28/2011 4:47:10 PM
Solid-Platinum	$100.00	7/28/2011 12:28:43 PM
diceman19	$25.00	7/28/2011 2:50:53 PM
reneenurse	$70.00	7/28/2011 2:59:04 PM
organized-payment6	$50.00	7/28/2011 1:16:44 PM
newest-funds-powerplant	$25.00	7/28/2011 1:28:14 PM
pound-balancer	$500.00	7/28/2011 3:41:56 PM
wlm3012	$30.00	7/28/2011 3:44:10 PM
Boca	$59.03	7/28/2011 3:56:22 PM
market-pudding	$25.00	7/28/2011 4:29:52 PM
secureincome	$1,000.00	7/28/2011 2:09:35 PM
natural-trade7	$13.08	7/28/2011 5:01:10 PM
NeemanuKotagoLending	$38.93	7/28/2011 3:11:40 PM
UHcougars	$36.92	7/28/2011 3:15:58 PM
important-diversification620	$25.00	7/28/2011 3:20:03 PM
2k1Toaster	$53.93	7/28/2011 3:21:56 PM
thankful-nickel2	$25.00	7/28/2011 4:03:46 PM
nickel-position	$25.00	7/28/2011 4:28:10 PM
nickel-position	$25.00	7/28/2011 4:28:37 PM
gold-enclave165	$100.00	7/28/2011 4:34:02 PM
fragonardlives	$25.00	7/28/2011 4:44:57 PM
income-buffalo1	$100.00	7/28/2011 4:45:37 PM
95 Investments
Borrower Payment Dependent Notes Series 518853
This series of Notes was issued and sold upon the funding of the borrower loan #51937, which corresponds to this series of Notes. The following information pertains to the borrower loan.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
Partially Funded:	no	Estimated loss*:	13.00%	Listing Start date:	Jul-29-2011
Term:	36 months			Listing End date:	Jul-29-2011

Lender yield:	29.99%	Borrower rate/APR:	30.99% / 34.62%	Monthly payment:	$214.98

Lender servicing fee:	1.00%	Effective Yield*:	28.61%
		Estimated return*:	15.61%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jan-1988	Debt/Income ratio:	71%
Credit score:	640-659 (Jul-2011)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 9	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$100,271	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	100%
		Homeownership:	Yes
Screen name:	courteous-p2p628	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	10 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	660-679 (Aug-2010)
Principal balance:	$6,104.00	31+ days late:	0 ( 0% )
Total payments billed:	10
Description
Business purpose
Purpose of loan: working capital for business
This loan will be used to..provide additional working capital for my wife's 24 hr daycare business

My financial situation:
I am a good candidate for this loan because..of my good pay history with prosper

Monthly net income: $6080
Monthly expenses: $
Housing: $1092
Insurance: H.O. ins. included in mortgage payment
Car expenses: $599
Utilities: $200
Phone, cable, internet: $208
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $3491
Other expenses: $
Information in the Description is not verified.
Friends And Family Investments
This member has no investments from friends and family.
Questions & Answers
This borrower has not publicly answered any questions.
Investor	Amount	Investment Date (PT)

sensible-fund	$25.00	7/29/2011 9:06:38 AM
proper-revenue7	$25.00	7/29/2011 9:53:49 AM
alexgalt	$25.00	7/29/2011 10:00:33 AM
Investor_DP	$100.00	7/29/2011 9:03:15 AM
reflective-rupee	$25.09	7/29/2011 9:11:49 AM
industrious-currency	$25.00	7/29/2011 12:02:16 PM
orange-leverage-phoenix	$25.00	7/29/2011 12:13:42 PM
worth-blanket2	$4,749.91	7/29/2011 12:24:45 PM
8 Investments